UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2020 (August 27, 2020)

HENNESSY CAPITAL ACQUISITION CORP. IV

(Exact name of registrant as specified in its charter)

Delaware	001- 38824	83-1476189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3485 N. Pines Way, Suite 110

Wilson, Wyoming 83014

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (307) 734-4849

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.0001 per share	HCAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	HCACW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Class A Common Stock and three-quarters of one Redeemable Warrant	HCACU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2020, Hennessy Capital Acquisition Corp. IV (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved and adopted an amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Charter Amendment”) to extend the date by which the Company must consummate a business combination from September 5, 2020 to December 31, 2020. The Charter Amendment was effective upon filing with the Secretary of State of the State of Delaware on August 27, 2020.

The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As discussed above, on August 27, 2020, the Company held the Special Meeting. At the Special Meeting, holders of an aggregate of 20,314,092 of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and 7,503,750 of shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “common stock”), which represents 74.144% of the shares of common stock outstanding and entitled to vote as of the record date of July 28, 2020, were represented in person or by proxy, which constituted a quorum.  At the Special Meeting, the Company’s stockholders approved the Charter Amendment (the “Extension Amendment Proposal”).

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
27,270,143	496,841	50,858	0

Stockholders holding 211,561 shares of Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account (“Trust Account”) at a redemption price of approximately $10.29 per share. As a result, approximately $2.18 million in cash will be removed from the Trust Account to pay such holders.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is a copy of the press release issued August 27, 2020 announcing the Special Meeting results.

The foregoing Exhibit 99.1 and the information set forth therein is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act or otherwise be subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation of Hennessy Capital Acquisition Corp. IV
99.1	Press Release issued August 27, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2020

HENNESSY CAPITAL ACQUISITION CORP. IV

By:	/s/ Nicholas A. Petruska
Name:	Nicholas A. Petruska
Title:	Chief Financial Officer

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